Exhibit 10.3

THIS SECURITY AND THE SHARES OF COMMON STOCK WHICH MAY BE PURCHASED UPON THE EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION AND REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER AND SUCH APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE
SHARES OF

COMMON STOCK OF
XPLORE TECHNOLOGIES CORP.

No.: [ ]	Number of Warrant Shares: [ ]

Date of Issuance: February 27, 2009

FOR VALUE RECEIVED, subject to the provisions hereinafter set forth, the undersigned, Xplore Technologies Corp., a corporation incorporated under the laws of the State of Delaware (together with its successors and assigns, the “Issuer”), hereby certifies that [        ] or its registered assigns is entitled to subscribe for and purchase, during the period specified in this Warrant, up to [        ] shares of Common Stock of the duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Issuer, at an exercise price per share equal to the Warrant Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth.

This Warrant is issued pursuant to the terms of a Note Purchase Agreement dated February 27, 2009, among the Issuer, Xplore Technologies Corporation of America, a Delaware corporation and a wholly-owned subsidiary of the Issuer, and the purchasers listed on Schedule I and Schedule II thereto (the “Note Purchase Agreement”).

Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 8 hereof.

1.             Expiration Date. This Warrant shall expire at 5:00 p.m. (Austin, Texas time) on February 27, 2012 (the “Expiration Date”).  On the Expiration Date, all rights of the Holder to purchase Common Stock pursuant to this Warrant shall immediately terminate.

2.             Method of Exercise; Issuance of New Warrant; Transfer and Exchange.

(a)           Time of Exercise.  The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, at any time prior to the Expiration Date.

(b)           Method of Exercise.  The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant, with the exercise form in the form attached hereto as Exhibit A, duly executed, at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of Warrant Shares with respect to which this Warrant is then being exercised. Payment may be made by (i) certified check payable to the Issuer’s order or (ii) wire transfer of funds to the Issuer.

(c)           Net Issue Election.  The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion, together with a duly executed notice of exercise in the form attached hereto as Exhibit B, at the principal office of the Issuer.  Thereupon, the Issuer shall issue to the Holder such number of shares of Common Stock as is computed using the following formula:

X = Y (A-B)

     A

Where

X =          the number of shares of Common Stock to be issued to the Holder pursuant to this Section 2(c).

Y =          the number of shares of Common Stock covered by this Warrant in respect of which the net issue election is made pursuant to this Section 2(c).

A =         the Per Share Market Value one share of Common Stock as at the time the net issue election is made pursuant to this Section 2(c).

B =          the Exercise Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 2(c).

(d)           Issuance of Common Stock Certificates.  In the event of any exercise of the rights represented by this Warrant in accordance with and subject to the terms and conditions hereof, (i) certificates for the Warrant Shares so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding five Trading Days after such exercise, and the Holder hereof shall be deemed for all purposes to be the Holder of the Warrant Shares so purchased as of the date of such exercise, and (ii) unless this Warrant has expired, a new Warrant representing the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof at the Issuer’s expense within such time.

(e)           Transferability of Warrant.  Subject to Section 2(f), this Warrant may be transferred by a Holder without the consent of the Issuer, subject to applicable law and the right of the Issuer to require that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act. If transferred pursuant to this paragraph and subject to the provisions of subsection (f) of this Section 2, this Warrant may be transferred on the books of the Issuer by the Holder hereof, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed by the Holder executing an assignment in the form attached hereto. This Warrant is exchangeable at the principal office of the Issuer for Warrants for the purchase of the same aggregate number of Warrant Shares.

(f)            Compliance with Securities Laws.

(i)            The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant is being acquired by the Holder as principal and solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell, pledge or otherwise dispose of this Warrant except pursuant to an effective registration statement under the Securities Act, or an opinion of counsel in a form reasonably satisfactory to the Issuer that such registration is not required under the Securities Act, and in accordance with the rules and regulations of all applicable securities laws.

(ii)           The Holder acknowledges and agrees that it will comply with all applicable stock exchange or quotation system rules and any applicable securities legislation, orders, rules or policy statements concerning the purchase of Warrant Shares. All certificates representing Warrant Shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS.

3.             Shares Fully Paid; Covenants; Loss of Warrants.

(a)           Shares Fully Paid.  The Issuer represents, warrants, covenants and agrees that all Warrant Shares which may be issued upon the exercise of this Warrant in accordance with the terms hereof will, at the time of issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by Issuer. The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of the issue upon exercise of this Warrant a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

(b)           Covenants.  The Issuer shall not by any action including, without limitation, amending the Articles of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be reasonably necessary or appropriate to protect the rights of the Holder hereof against dilution (but only to the extent specifically provided in Section 4 hereof) or impairment. Without limiting the generality of the foregoing, the Issuer will (i) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions

(other than such restrictions as are expressly set forth herein and subject to applicable securities laws) upon the exercise of this Warrant; and (ii) use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Issuer to perform its obligations under this Warrant.

(c)           Loss, Theft, Destruction of Warrants.  Upon receipt of evidence reasonably satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.

4.             Adjustment of Warrant Price.  The Warrant Price and kind of Securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

(a)           Recapitalization; Reorganization; Reclassification; Consolidation; Merger or Sale.

(i)            In case the Issuer at any time prior to the Expiration Date shall do any of the following (each, a “Triggering Event”):  (A) consolidate with or merge into any other Person and the Issuer shall not be the continuing or surviving corporation of such consolidation or merger, or (B) permit any other Person to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Capital Stock of the Issuer shall be changed into or exchanged for Securities of any other Person or cash or any other property, or (C) transfer, sell or otherwise dispose all or substantially all of its properties or assets to any other Person, then, and in the case of each such Triggering Event, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled, upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, to receive, and shall accept, at the Warrant Price in effect at the time immediately prior to the consummation of such Triggering Event in lieu of the shares of Common Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the Securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments and increases (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for in this Section 4.

(ii)           Notwithstanding anything contained in this Warrant to the contrary, the Issuer will not, at any time prior to the Expiration Date, effect any Triggering Event (other than a merger involving the Issuer and one or more of its wholly-owned subsidiaries), unless, prior to the consummation thereof, each Person (other than the Issuer) which as a result of such Triggering Event may be required to deliver any Securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder, (A) the obligations of the Issuer under this Warrant (and if the Issuer shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant) and (B) the obligation to deliver to such Holder such Securities, cash or property as in accordance with the foregoing provisions of this subsection (a).

(b)           Subdivision or Consolidation of Common Stock.  If the Issuer, at any time prior to the Expiration Date, shall subdivide or consolidate the outstanding shares of Common Stock (A) in case of subdivision of shares, the Warrant Price shall be proportionately reduced (as at the effective date of such subdivision) to reflect the increase in the total number of shares of Common Stock outstanding as a result of such subdivision, or (B) in the case of a consolidation of the outstanding shares of Common Stock, the Warrant Price shall be proportionately increased (as at the effective date of such consolidation) to reflect the reduction in the total number of shares of Common Stock outstanding as a result of such consolidation.

(c)           Certain Dividends and Distributions.  If the Issuer, at any time prior to the Expiration Date, shall:

(i)            Stock Dividends.  Pay a stock dividend in, or make any other distribution to its holders of Common Stock, the Warrant Price shall be adjusted, as at the date of such payment or other distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such payment or other distribution, by a fraction (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (plus in the event that the Issuer paid cash for fractional shares, the number of additional shares which would have been outstanding had the Issuer issued fractional shares in connection with said dividends); or

(ii)           Other Dividends.  Pay a cash dividend on, or make any distribution of its assets upon or with respect to (including, but not limited to, a distribution of its property as a dividend in liquidation or partial liquidation or by way of return of capital), the Common Stock (other than as described in clause (i) of this subsection (c)), then on the record date for such payment or distribution, this Warrant shall represent a right to acquire upon exercise, in addition to the number of Warrant Shares under this Warrant, and without payment of any additional consideration therefor, the amount of such dividend or additional stock or other Securities or property of the Issuer to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant immediately prior thereto.

(d)   Adjustment of Warrant Price Upon Issuance of Additional Common Stock. If the Issuer, at any time prior to the Expiration Date, shall issue Additional Common Stock at a price per share, or with an exercise price or conversion price (as the case may be), lower than the Warrant Price in effect at such time, then the Warrant Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

WP2 = (WP1 * (A + B)) / (A + C)

For purposes of the foregoing formula, the following definitions shall apply:

(A)          “WP2” shall mean the Warrant Price in effect immediately after such issue of Additional Common Stock;

(B)           “WP1” shall mean the Warrant Price in effect immediately prior to such issue of Additional Common Stock;

(C)           “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon conversion or exchange of all Convertible Securities outstanding immediately prior to such issue);

(D)          “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Common Stock had been issued at a price per share equal to WP1; and

(E)           “C” shall mean the number of such Additional Common Stock issued in such transaction.

(e)           Outstanding Common Stock. With respect to the making of adjustments in the Warrant Price, the number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Issuer or any of its Subsidiaries.

(f)            Other Action Affecting the Common Stock. In case the Issuer at any time prior to the Expiration Date shall take any action affecting its shares of Common Stock, other than an action described in any of the foregoing subsections (a) through (d) of this Section 4, inclusive, and the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principle of this Section 4, then, the Warrant Price shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.

(g)           Form of Warrant after Adjustments.  The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of Securities purchasable upon the exercise of this Warrant.

5.             Notice of Adjustments.  Whenever the Warrant Price shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, an “adjustment”), the Issuer shall deliver notice to the Holder of such adjustment and shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), the calculations made in connection therewith and the Warrant Price after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment. Any failure of the Chief Financial Officer to deliver such certificate shall not prejudice the rights of the Holder in connection with the applicable adjustment. Any dispute between the Issuer and the Holder with respect to the matters set forth in such certificate shall be determined by the Issuer’s independent outside auditors or, if they are unable to act, by such firm of independent chartered accountants as may be selected by the Board, and any such determination shall be conclusive and binding on the Issuer, the Holder and the transfer agent for the Common Stock. The firm selected by the Issuer as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Issuer and such Holder within thirty days after submission to it of such dispute.  The fees and expenses of such accounting firm shall be borne equally by such Holder and the Issuer.

6.             Fractional Shares.  No fractional Warrant Shares will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Issuer shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Per Share Market Value then in effect.

7.             Rules Regarding Calculation of Adjustment of Warrant Price.

(a)           No adjustment in the Warrant Price will be required unless such adjustment would result in a change of at least 1% in the prevailing Warrant Price; provided, however, that any adjustments which, except for the provisions of this subsection would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustment.

(b)           If the Issuer sets a record date to determine the holders of Common Stock for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and thereafter and before the distribution to such shareholders of any such dividend or distribution or the taking of any other action, legally abandons its plan to pay or deliver such dividend or distribution or take such other action, then no adjustment in the Warrant Price shall be made.

8.             Definitions.  For the purposes of this Warrant, the following terms have the following meanings:

“Additional Common Stock” means all shares of Common Stock and Convertible Securities issued by the Issuer prior to the Expiration Date, except (i) the Warrant Shares, (ii) Common Stock or Convertible Securities issued in connection with a bona fide business acquisition of or by the Issuer, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; (iii) Common Stock (including Common Stock issued upon the conversion or exercise of Convertible Securities) or Convertible Securities issued  to financial institutions, other financing sources, or lessors, vendors, suppliers and other third party service providers in connection with commercial credit arrangements, equipment financings, supply and materials purchases, third party service procurement or similar transactions as approved by the Board; (iv) Common Stock issued pursuant to the exercise of options and warrants outstanding on the date of issuance of this Warrant; (v) Common Stock issued in a bona fide firm commitment underwritten public offering, (vi) Common Stock (including Common Stock issued upon the conversion or exercise of Convertible Securities) or Convertible Securities issued to joint venture or strategic partners pursuant to agreements authorized by the Board, (vii) Common Stock (including Common Stock issued upon the conversion or exercise of Convertible Securities) or Convertible Securities issued to employees, consultants, officers or directors of the Issuer pursuant to compensatory stock purchase or stock option plans, agreements or arrangements approved by the Board, (viii) Common Stock (including Common Stock issued upon the conversion or exercise of Convertible Securities) or Convertible Securities issued to underwriters, brokers, dealers, finders or others in connection with fundraising (debt or equity) activities, (ix) Common Stock issued upon conversion or exercise of Convertible Securities outstanding on the date of issuance of this Warrant, (x) Common Stock issued as dividends on any series of the Issuer’s preferred stock, whether existing now or in the future, and (xi) Common Stock issued in connection with a stock dividend or distribution covered by Section 4(c)(i) or (ii).

“Articles of the Issuer” means the Certificate of Incorporation and by-laws of the Issuer as in effect on the date of issuance of this Warrant, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.

“Board” shall mean the Board of Directors of the Issuer.

“Business Day” means any day other than Saturday, Sunday or a day on which chartered banks are closed for business in New York, New York.

“Capital Stock” means (i) any and all shares, interests, participations or other equivalents of or interests in  (however designated) corporate stock, including, without limitation, shares of preferred stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership,  (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

“Common Stock” means the shares of Common Stock, par value $0.001 per share, of the Issuer and any other shares of Capital Stock into which such stock may hereafter be changed.

“Convertible Securities” means evidences of indebtedness, Capital Stock or other Securities which are or may be at any time convertible into or exchangeable or exercisable for shares of Common Stock.  The term “Convertible Security” means one of the Convertible Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar Federal statute then in effect.

“Expiration Date” has the meaning specified in Section 1 hereof.

“Governmental Authority” means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether Federal, state, provincial or local, and whether domestic or foreign.

“Holder” mean the Person who shall from time to time own this Warrant.

“Issuer” means Xplore Technologies Corp., and its successors.

“Person” means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

“Per Share Market Value” means on any particular date the average of the closing bid and ask prices on a national securities exchange or quotation system which on the date of determination constitutes the principal trading market for the shares of Common Stock.

“Securities” means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to subscribe for, purchase or acquire any Security.

“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute then in effect.

“Security” means one of the Securities.

“Subsidiary” means any corporation a majority of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

“Trading Day” means a day on which the Common Stock is traded on a national securities exchange or quotation system which on the date of determination constitutes the principal trading market for the shares of Common Stock.

“Triggering Event” has the meaning specified in Section 4(a)(i) hereof.

“Voting Stock”, as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

“Warrant Price” shall mean the lower of (i) $0.10 per share, or (ii) the volume weighted average trading price of the Company’s Common Stock for the five trading days prior to the Initial Closing Date under the Note Purchase Agreement.

“Warrant Shares” means shares of Common Stock issuable upon exercise of this Warrant or any portion thereof, as the case may be, issued pursuant to the terms hereof, or otherwise issuable pursuant to any other warrants of like tenor issued pursuant to the provisions of hereof.

9.             Other Notices.  In case at any time:

(A)          the Issuer shall make any distributions to the holders of Common Stock; or

(B)           the Issuer shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of Common Stock of any class or of any Convertible Securities or other rights; or

(C)           there shall be any reclassification of the Capital Stock of the Issuer; or

(D)          there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer’s property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its Common Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or

(E)           there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Common Stock;

then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place.  Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock, for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be.  Such notice shall be given at least twenty days prior to the action in question and not less than twenty days prior to the record date or the date on which the Issuer’s transfer books are closed in respect thereto.

10.           Amendment and Waiver.  Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Holder.

11.           Governing Law.  THIS  WARRANT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARDS TO ITS CONFLICT OF LAW PRINCIPLES.  THE HOLDER HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION AND VENUE OF ANY COURT WITHIN THE STATE OF DELAWARE, IN CONNECTION WITH ANY MATTER BASED UPON OR ARISING OUT OF THIS WARRANT OR THE MATTERS CONTEMPLATED HEREIN, AND AGREES THAT PROCESS MAY BE SERVED UPON THE HOLDER IN ANY MANNER AUTHORIZED BY THE LAWS OF THE STATE OF DELAWARE FOR SUCH PERSONS.

12.           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., (Austin, Texas time), on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., (Austin, Texas time), on any date and earlier than 11:59 p.m., (Austin, Texas time), on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, (iv) five (5) days following the date of mailing, if sent by registered or certified mail (postage prepaid return receipt requested), or  (v) actual receipt by the party to whom such notice is required to be given.  The addresses for such communications shall be with respect to the Holder of this Warrant or of Warrant Shares issued pursuant hereto, addressed to such Holder at its last known address or facsimile number appearing on the books of the Issuer maintained for such purposes, or with respect to the Issuer, addressed to:

Xplore Technologies Corp.
14000 Summit Drive, Suite 900

Austin, Texas 78728

Attention: Michael J. Rapisand

Facsimile: (512) 336-7791

13.           Remedies.  The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

14.           Successors and Assigns.  This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Shares issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Shares.

15.           Modification and Severability.  If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency.  If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

16.           Headings.  The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

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IN WITNESS WHEREOF, the Issuer has executed this Warrant as of the day and year first above written.

XPLORE TECHNOLOGIES CORP.

By:
Michael J. Rapisand
Chief Financial Officer

EXHIBIT A

Form of Exercise

(to be executed by the Holder)

The Holder hereby exercises its rights to subscribe for and purchase ______ shares of Common Stock as defined in the attached Warrant of XPLORE TECHNOLOGIES CORP. evidenced by the attached Warrant and herewith makes payment of the Warrant Price, as defined in the within Warrant, in the amount of $__________ by way of:

$___________ certified check payable to the Issuer’s order; or

$___________ wire transfer of funds to the Issuer.

Please issue a certificate in the name of the Holder for the shares of Common Stock in accordance with the instructions given below and issue a replacement Warrant in the name of the Holder for the unexercised balance, if any, of the right to purchase Warrant Shares evidenced by the within Warrant which were not exercised hereby.

Dated:
Signature of Holder

Instructions for registration of shares

Social Security or Employer Identification
Number of Holder:

Address of Holder:

Street

City, State and Zip Code

A-1

EXHIBIT B

NET ISSUE NOTICE OF EXERCISE

TO:	Xplore Technologies Corp
14000 Summit Drive, Suite 900
Austin, Texas 78728
facsimile number (512) 336-7791
Attention: Michael Rapisand

1.   The undersigned hereby elects to purchase                  shares of Common Stock as defined in the attached Warrant of XPLORE TECHNOLOGIES CORP. pursuant to the terms of this Warrant, and hereby elects under Section 2(c) of this Warrant to surrender the right to purchase                  shares of Common Stock pursuant to this Warrant for a net issue exercise with respect to                  shares of Common Stock.

2.   Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(Signature)

Title:

(Date)

B-1

ASSIGNMENT

FOR VALUE RECEIVED,                                  hereby sells, assigns and transfers unto                                      the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint                                     , attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:	Signature:

Address:

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED,                                      hereby sells, assigns and transfers unto                                      the right to purchase                            Warrant Shares evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint                                         , attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:	Signature:

Address: